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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                          Event Reported): May 4, 2005

                        RADIATION THERAPY SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

                        Commission file number 000-50802

                      FLORIDA                           65-0768951
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          (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)          Identification No.)

        2234 Colonial Boulevard, Fort Myers, Florida             33907
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          (Address of principal executive offices)            (Zip Code)


                                 (239) 931-7275
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        On May 4, 2005 Radiation Therapy Services, Inc. (the "Company"), through the Company's wholly-owned subsidiary, Nevada Radiation Therapy Management Services, Inc., a Nevada corporation ("NRTMS"), completed its acquisition of substantially all of the assets of five radiation therapy treatment centers located in Nevada pursuant to an asset purchase agreement with Associated Radiation Oncologists, Inc., a Nevada corporation ("ARO"), Radiation Oncology Leasing Company, Ltd., a Nevada limited liability company, Gregory Dean, M.D., Ritchie Stevens, M.D., Beau James Toy, M.D. and Judy Jackson, M.D. The consideration paid by the Company was $26 million in cash and a three-year earn out equal to 30% of the amount equal to aggregate collections after deducting the sum of 25% and all expenses as authorized by the management services agreement. The Company used its existing credit facility to finance the acquisition. No liabilities were assumed except for obligations under certain assigned agreements arising on or after closing. NRTMS also entered into a three year management services agreement to provide management services to ARO for a fee equal to 75% of the global fee which management services agreement is renewable for a period of one year. The four individual selling physicians are also subject to 36 month non competition agreements after termination of the management services agreement or until 2011, whichever is earlier. Upon termination of the management services agreement, the Company anticipates that the acquired treatment centers will be operated pursuant to an administrative services agreement between NRTMS and a professional corporation owned by a related party similar to its current operating model in Nevada. The consideration paid by the Company in this transaction was determined pursuant to arms' length negotiations and the Company relied upon representation, warranties, covenants and indemnities provided by the sellers. The summary of the transaction described above is qualified by reference to the asset purchase agreement which will be filed as Exhibit 2.1 in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.

        A copy of the press release announcing the completion of this transaction is attached to this report as Exhibit 99.1.

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On May 4, 2005, the Company issued a press release announcing its first quarter of 2005 financial results and the restatement of prior financial periods for least accounting corrections as discussed in Item 4.02 below. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Report on Form 8-K.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

        On May 4, 2005 management concluded, after its review of its lease accounting practices and discussions with the Audit Committee of the Company's Board of Directors, that the Company should restate the Company's previously filed financial statements for fiscal years ended December 31, 2004, 2003 and 2002, and for the interim quarterly periods in 2004, to correct its lease accounting. Accordingly, such financial statements previously filed by the Company and related independent registered public accountant's reports should no longer be relied upon. This conclusion

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and the matters set forth herein have been discussed with Ernst & Young LLP, the
Company's independent registered public accountants. The Company will be filing an amended annual report on Form 10-K for the period ended December 31, 2004, and related 2004 Form 10-Q quarterly reports, as soon as practical, to include the restated financial statements. The Company's Form 10-Q for the quarterly period ended March 31, 2005 will reflect the necessary adjustments relating to the correction in lease accounting. The Company's description of the facts underlying the conclusion to restate the financial statements is set forth in the press release dated May 4, 2005 attached hereto as Exhibit 99.1 which portion of the press release is incorporated herein by reference.

ITEM 8.01   OTHER EVENTS.

        As a result of the Company's determination that the lease accounting should be corrected and that previously filed annual and quarterly financial statements should be restated, management has concluded that a material weakness existed in the Company's internal controls over financial reporting.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

            (c) Exhibits

            99.1 Press Release dated May 4, 2005 announcing the Company's first quarter of 2005 financial results, restatement of prior financial statements for lease accounting corrections and completion of the acquisition of five radiation therapy treatment centers in Nevada.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               RADIATION THERAPY SERVICES, INC.

                                               By: /s/ David Koeninger
                                                   -----------------------------
                                                   David Koeninger
                                                   Principal Financial Officer

Dated:  May 4, 2005